UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2011

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 26, 2011, certain of Chemtura Corporation’s (“Chemtura”) European subsidiaries (the “Sellers”) entered into a trade receivables financing facility (the “A/R Financing Facility”), with GE Factofrance SAS as purchaser (the “Purchaser”).  Pursuant to the A/R Financing Facility, and subject to certain conditions stated therein, the Purchaser has agreed to purchase from the Sellers, on a revolving basis, certain trade receivables up to a maximum amount outstanding at any time of €68 million.  The A/R Financing Facility is uncommitted and has an indefinite term.  Since availability under the A/R Financing Facility is expected to vary depending on the value of the Seller’s eligible trade receivables, the Sellers’ availability under the A/R Financing Facility may increase or decrease from time to time.  The monthly financing fee on the drawn portion of the A/R Financing Facility is the applicable Base Rate plus 1.50%.  In addition, the A/R Financing Facility is subject to a minimum commission on the annual volume of transferred receivables.

The foregoing description of the A/R Financing Facility does not purport to be complete and is qualified in its entirety by reference to the master agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the A/R Financing Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Master Agreement, dated as of October 26, 2011, Relating to Multi-Country Receivables Purchase Facilities

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	October 27, 2011

Exhibit Number	Exhibit Description

10.1	Master Agreement, dated as of October 26, 2011, Relating to Multi-Country Receivables Purchase Facilities